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Filed pursuant to Rule 424(b)(5)
Registration No.: 333-74558

PROSPECTUS SUPPLEMENT
(To prospectus dated December 10, 2001)

1,885,726 Shares

Affiliated Managers Group, Inc.

Common Stock

        Merrill Lynch, Pierce, Fenner & Smith Incorporated is selling up to 1,885,726 shares of our common stock, which have been borrowed in the stock loan market, in connection with a forward sale agreement with us and Merrill Lynch International, the purchaser. We will not initially receive any proceeds, but we may receive proceeds from the sale of common stock upon settlement of the forward sale agreement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "AMG." On October 12, 2004, the last reported sale price of our common stock as reported on the NYSE was $54.20 per share.

        Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering price	$53.50	$100,886,341
Underwriting discount	(1)	(1)
Proceeds, before expenses, to Affiliated Managers Group, Inc.	(1)	(1)
  (1)
  We may receive proceeds from the sale of common stock upon settlement of the forward sale agreement based on the initial forward price of $53.03 per share, subject to adjustment as described in this prospectus supplement, within one year of the date of this prospectus supplement. The underwriting discount will be the difference between the public offering price set forth above and the price paid to us under the forward sale agreement upon settlement. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of common stock will be ready for delivery on or about October 18, 2004.

Merrill Lynch & Co.

The date of this prospectus supplement is October 13, 2004.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

              The accompanying prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and Merrill Lynch, Pierce, Fenner & Smith Incorporated have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are currently offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

              Except as otherwise indicated, when used in this prospectus supplement, the terms "Affiliated Managers Group," "we," "our" and "us" refer to Affiliated Managers Group, Inc., and not our Affiliates or other subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

              The SEC allows us to "incorporate by reference" the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. In addition to the documents identified in the accompanying prospectus under "Where You Can Find More Information," we incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until such time as all securities covered by this prospectus supplement are sold (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):

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  Annual Report on Form 10-K, filed March 15, 2004;

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  Quarterly Report on Form 10-Q, filed May 10, 2004;

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  Quarterly Report on Form 10-Q, filed August 9, 2004;

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  Current Report on Form 8-K, filed February 23, 2004;

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  Current Report on Form 8-K, filed April 29, 2004; and

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  Current Report on Form 8-K, filed September 3, 2004.

              You can also find more information about us from the sources described under "Where You Can Find More Information" in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

              You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and the documents incorporated by reference, which are described under "Where You Can Find More Information" above and in the accompanying prospectus, before investing in our shares of common stock.

Affiliated Managers Group

              We are an asset management company with equity investments in a diverse group of mid-sized investment management firms (our "Affiliates"). As of June 30, 2004, our affiliated investment management firms managed approximately $102.2 billion in assets across a broad range of investment styles and in three principal distribution channels: Mutual Fund, Institutional and High Net Worth. We pursue a growth strategy designed to generate shareholder value through the internal growth of our existing businesses across these three channels, in addition to investments in mid-sized investment management firms and strategic transactions and relationships designed to enhance our Affiliates' businesses and growth prospects.

              Through our Affiliates, we provide more than 150 investment products across a wide variety of asset classes and investment styles in our three principal distribution channels. We believe that our diversification across asset classes, investment styles and distribution channels helps to mitigate our exposure to the risks created by changing market environments. The following summarizes our operations in our three principal distribution channels.

  •
  Our Affiliates provide advisory or sub-advisory services to more than 50 mutual funds. These funds are distributed to retail and institutional clients directly and through intermediaries, including independent investment advisors, retirement plan sponsors, broker-dealers, major fund marketplaces and bank trust departments;

  •
  Through our Affiliates, we offer more than 75 investment products across more than 25 different investment styles in the Institutional distribution channel, including small, small/mid, mid and large capitalization value and growth equity. In addition, our Affiliates offer fixed income and specialty products. Through this distribution channel, our Affiliates manage assets for foundations and endowments, defined benefit and defined contribution plans for corporations and municipalities, and Taft-Hartley plans, with disciplined and focused investment styles that address the specialized needs of institutional clients; and

  •
  The High Net Worth distribution channel is comprised broadly of two principal client groups. The first group consists principally of direct relationships with ultra high net worth and affluent individuals and families and charitable foundations. For these clients, our Affiliates provide investment management or customized investment counseling and fiduciary services. The second group consists of individual managed account client relationships established through intermediaries, generally brokerage firms or other sponsors. Our Affiliates provide investment management services through more than 90 managed account programs.

              While we operate our business through our Affiliates in our three principal distribution channels, we strive to maintain each Affiliate's distinct entrepreneurial culture and independence through our investment structure. Our principal investment structure involves the ownership of a majority interest in our Affiliates, with each Affiliate organized as a separate firm. Each Affiliate operating agreement is tailored to meet that Affiliate's particular characteristics and to enable us to cause or prevent certain actions to protect our interests.

              Our principal executive offices are located at 600 Hale Street, Prides Crossing, Massachusetts 01965, and our telephone number is (617) 747-3300.

              For more information regarding us and our Affiliates, see "Where You Can Find More Information."

The Offering

              The shares of common stock offered by this prospectus supplement are being sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in connection with a forward sale agreement with us and the purchaser. See "Underwriting."

Common stock offered	1,885,726 shares
Common stock outstanding as of September 30, 2004	29,644,518 shares
Use of proceeds
We will not initially receive any proceeds from the sale of the shares of common stock pursuant to this prospectus supplement. We may receive proceeds from the sale of common stock upon settlement of the forward sale agreement within one year of the date of this prospectus supplement. We intend to use any net proceeds received by us to fund potential investments in new investment management firms and for other general corporate purposes. See "Use of Proceeds."
NYSE symbol	"AMG"
Risk factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock. The forward sale agreement involves certain risks in the event that the purchaser, in its judgment, is unable to hedge its exposure under the agreement or if the closing sale price per share of our common stock is equal to or less than $8.00 per share (adjusted for stock splits, stock dividends and other similar events) on any trading day or in certain other circumstances, including a declaration by us of certain dividends to our stockholders and in connection with certain merger or recapitalization events. See "Risk Factors—Risks Related to the Offering—Settlement provisions contained in the forward sale agreement subject us to certain risks."

              For a complete description of our common stock, please refer to "Description of Common Stock" in the accompanying prospectus.

Recent Developments

              In July 2004, we announced our definitive agreement to acquire approximately $3.0 billion in assets under management from Fremont Investment Advisors, Inc. ("FIA") through The Managers Funds LLC. FIA is the investment advisor to the Fremont Funds, 13 no-load mutual funds managed by independent subadvisors and investment professionals at FIA. The closing of the transaction is subject to the satisfactory settlement of the regulatory inquiries into trading practices at the Fremont Funds, as well as customary closing conditions (including the approval of the shareholders of the Fremont Funds) for transactions of this type.

              In August 2004, we repurchased $154,000,000 in aggregate principal amount of our 6% Senior Notes due November 17, 2006 through a tender offer, a privately negotiated purchase and repurchases in the remarketing of the notes under the terms of our FELINE PRIDES that we issued December 21, 2001 (the "2001 PRIDES"), and settled the forward purchase contract of certain of those notes. Following these transactions, an aggregate of approximately $190,000,000 of the forward purchase contracts and $76,000,000 in aggregate principal amount of the notes component of the 2001 PRIDES remain outstanding. The annual interest rate payable on the notes was reduced from 6.0% to 5.406% in connection with the remarketing. The forward purchase contracts will be settled in November 2004, and the notes will mature in November 2006.

              In August 2004, we entered into an amended and restated credit agreement, which governs our new credit facility and allows us to borrow up to $390 million and matures in August 2007. Subject to the agreement of the lenders to increase their commitments, we have the option to borrow up to an additional $60 million under this facility. As of June 30, 2004, we had no debt outstanding under our credit facility.

              In August 2004, we entered into a short term loan with The Bank of New York pursuant to which we borrowed $51 million. We used the proceeds to refinance the purchase of certain of our outstanding senior notes due 2006, which were originally issued with our 2001 PRIDES and which were tendered to us in our tender offer. The short term loan matures on November 19, 2004, the settlement date for the forward purchase contracts component of the 2001 PRIDES, and is collateralized by a pledge of our interests in principal strips of U.S. Treasury securities that have been pledged by certain holders of 2001 PRIDES to secure their obligations under the forward purchase contracts.

              In September 2004, we and TimesSquare Capital Management, Inc. ("TSCM"), an investment management unit of CIGNA Corporation, announced that the parties had entered into a definitive agreement for us and the management team of TSCM's growth equity investment advisory business to acquire the growth equity business of TSCM. After the transaction, the growth equity business will be operated through a new company, TimesSquare Capital Management, LLC ("TimesSquare"), of which we will hold approximately 60% interest and the management team of TimesSquare will hold the remaining approximately 40% interest, and be responsible for directing the day-to-day operations of the business as an independent Affiliate. TSCM's equity business includes growth-oriented small and mid-cap investment products, with a total of approximately $5.0 billion in assets under management for approximately 90 institutional clients, including public and corporate pension funds, endowments and foundations, and Taft-Hartley retirement plans. The closing of the transaction is subject to customary closing approvals and conditions for transactions of this type.

RISK FACTORS

              You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock. Some factors in this section are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Forward-Looking Statements."

Risks Relating to Affiliated Managers Group

Declines in the equity markets adversely affect our performance.

              The investment management contracts of our Affiliates typically provide for payment based on the market value of assets under management, and payments will be adversely affected by declines in the equity markets. In addition, certain of our Affiliates' investment management contracts include fees based on investment performance, which are directly dependent upon investment results and thus often vary substantially from year to year. Unfavorable market performance, fluctuations in the prices of specific securities, asset withdrawals or other changes in the investment patterns of our Affiliates' clients may reduce our Affiliates' assets under management, which in turn may adversely affect the fees payable to our Affiliates and, ultimately, our consolidated results of operations and financial condition.

Our growth strategy depends upon continued growth from our existing Affiliates and upon our making new investments in mid-sized investment management firms.

              Our Affiliates may not be able to maintain their respective levels of performance or contribute to our growth at their historical levels or at currently anticipated levels. Also, our Affiliates may be unable to carry out their management succession plans, which may adversely affect their operations and revenue streams.

              The success of our investment program will depend upon our ability to find suitable firms in which to invest and our ability to negotiate agreements with such firms on acceptable terms. We cannot be certain that we will be successful in finding or investing in such firms or that they will have favorable operating results following our investment, which could have an adverse effect on our business, financial condition and results of operations.

The failure to consummate announced investments in new investment management firms could have an adverse effect on our operating results and financial condition.

              Consummation of our acquisition transactions is generally subject to a number of closing conditions, contingencies and approvals, including but not limited to obtaining certain consents of the investment management firms' clients. In the event that an announced transaction is not consummated, we may experience a decline in the price of our common stock to the extent that the then-current market price reflects a market assumption that we will complete the announced transaction. In addition, the fact that a transaction did not close after we announced it publicly may negatively affect our ability and prospects to consummate transactions in the future. Finally, we must pay costs related to these transactions, including legal and accounting fees, even if the transactions are not completed, which may have an adverse effect on our results of operations and financial condition.

The price of our common stock historically has been volatile.

              The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our

Affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

The sale or issue of substantial amounts of our common stock and recent changes in the accounting for shares issuable under our contingently convertible securities could adversely impact the price of our common stock.

              The sale of substantial amounts of our common stock in the public market could adversely impact its price. In connection with past financing activities, we issued securities that are convertible into shares of our common stock either upon the occurrence of certain events or, in the case of our mandatory convertible securities, upon the passage of time. The number of shares of our common stock to be issued will be determined by the price of our common stock at the time of conversion or settlement of the forward purchase contract. Upon the conversion of the securities, and especially if we were required to issue the maximum number of shares of common stock issuable under our outstanding convertible securities, a significant number of additional shares of our common stock would be sold in the public market. In connection with the anticipated November 2004 settlement of the forward purchase contract component of the 2001 PRIDES, we expect that we will issue approximately 3.5 million additional shares of common stock pursuant to the terms of the 2001 PRIDES. Moreover, in connection with future financing activities, we may issue additional convertible securities or shares of our common stock. Also, as of June 30, 2004, options to purchase 7,364,044 shares of our common stock were outstanding and exercisable, although 3,307,836 of the shares that may be purchased pursuant to such exercises would be subject to restrictions on transferability for specified periods. Consequently, any such issuance of shares of our common stock could have the effect of substantially diluting the interests of our current equity holders. In the event that a large number of shares of our common stock are sold in the public market, the price of our common stock may fall.

              In addition, recent changes in the accounting for contingently convertible securities may adversely impact the price of our common stock. In September 2004, the Emerging Issues Task Force of the Financial Accounting Standards Board announced that it had finalized Issue 04-8, "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect of Diluted Earnings per Share" ("EITF 04-8") effective for periods ending after December 15, 2004. This change could have the effect of reducing our reported earnings per share.

              Under current accounting principles, shares of common stock that may be issued under the terms of the contingently convertible securities are excluded from earnings per share calculations until (among other factors) the trading price of the Company's common stock exceeds a defined stock price conversion threshold. EITF 04-8 will require potentially issuable shares for our zero coupon senior convertible securities and floating rate senior convertible securities to be included in earnings per share calculations (using the "if-converted" method) even if these thresholds have not been met. As of October 12, 2004, the stock price conversion threshold was $62.50 for the zero coupon senior convertible securities and $65.00 for the floating rate senior convertible securities; the closing price of the Company's common stock on that date was $54.20.

The failure to receive regular distributions from our Affiliates would adversely affect us, and our holding company structure results in substantial structural subordination that may affect our ability to make payments on our obligations.

              Because we are a holding company, we receive substantially all of our cash from distributions made to us by our Affiliates. An Affiliate's payment of distributions to us may be subject to claims by the Affiliate's creditors and to limitations applicable to the Affiliate under federal and state laws, including securities and bankruptcy laws. Additionally, an Affiliate may default on some or all of the distributions that are payable to us. As a result, we cannot guarantee that we will always receive these distributions from our Affiliates. The failure to receive the distributions to which we are entitled under our agreements with our Affiliates would adversely affect us, and may affect our ability to make payments on our obligations.

              Our right to receive any assets of our Affiliates or subsidiaries upon their liquidation or reorganization, and thus the right of the holders of securities issued by us to participate in those assets, typically would be subordinated to the claims of that entity's creditors. In addition, even if we were a creditor of any of our Affiliates or subsidiaries, our rights as a creditor would be subordinate to any security interest and indebtedness that is senior to us.

The agreed-upon expense allocation under our revenue sharing arrangements with our Affiliates may not be large enough to pay for all of that Affiliate's operating expenses.

              Our Affiliates have generally entered into agreements with us under which they have agreed to pay us a specified percentage of their respective gross revenue, while retaining a percentage of revenue for use in paying that Affiliate's operating expenses. We may not anticipate and reflect in those agreements possible changes in the revenue and expense base of any Affiliate, and the agreed-upon expense allocation may not be large enough to pay for all of an Affiliate's operating expenses. We may elect to defer the receipt of our share of an Affiliate's revenue to permit the Affiliate to fund such operating expenses, or we may restructure our relationship with an Affiliate with the aim of maximizing the long-term benefits to us, but we cannot be certain that any such deferral or restructured relationship would be of any greater benefit to us. Such a deferral or restructured relationship might have an adverse effect on our near-term or long-term profitability and financial condition.

We expect that we will need to raise additional capital in the future, and existing or future resources may not be available to us in sufficient amounts or on acceptable terms.

              While we believe that our existing cash resources and cash flow from operations will be sufficient to meet our working capital needs for normal operations for the foreseeable future, our continuing acquisitions of interests in new affiliated investment management firms will require additional capital. We may also need to repurchase some or all of our outstanding zero-coupon senior convertible notes and floating rate senior convertible securities on various dates, the next of which is May 7, 2006, and we have obligations to purchase additional equity in existing Affiliates, which obligations will be triggered from time to time. These obligations may require more cash than is available from operations. Thus, we may need to raise capital by making additional borrowings or by selling shares of our common stock or other equity or debt securities, or to otherwise refinance a portion of these obligations. These financing activities could increase our interest expense, decrease our net income and dilute the interests of our existing stockholders. Moreover, we may not be able to obtain such financing on acceptable terms, if at all.

              Repurchase Obligations under Zero-Coupon Senior Convertible Notes and under Floating Rate Convertible Senior Debentures.    In May 2001, we issued $251 million aggregate principal amount at maturity of zero-coupon senior convertible notes due 2021. In 2003, we repurchased $116.5 million principal amount at maturity of the zero-coupon senior convertible notes in privately negotiated transactions. On May 7 of 2006, 2011 and 2016, holders may require us to repurchase all or a portion of the outstanding zero-coupon senior convertible notes at their accreted value. In February 2003, we issued $300 million of floating rate senior convertible debentures due 2033. The holders of the convertible debentures may require us to repurchase such securities on February 25 of 2008, 2013, 2018, 2023 and 2028, at their principal amount. While we cannot predict whether or when holders of the notes or the convertible debentures will choose to exercise their repurchase rights, we believe that they would become more likely to do so in the event that the price of our common stock is not greater than certain levels or if interest rates increase, or both. We may choose to pay the purchase price in cash or (subject to certain conditions) in shares of our common stock, or in a combination of both. We may wish to avoid paying the purchase price in common stock if we believe that doing so would be unfavorable. We currently intend to pay the repurchase price for the notes and the convertible debentures with cash. Therefore, if a substantial portion of the notes or the convertible debentures were to be submitted for repurchase on any of the repurchase dates, we might need to use a substantial amount of our available sources of liquidity for this purpose. This could have the effect of restricting our ability to fund new acquisitions or to meet other future working capital needs, as well as increasing our costs of borrowing. We may seek other means of refinancing or restructuring our obligations under the notes or the convertible debentures, but this may result in terms less favorable than those under the existing notes or convertible debentures.

              Purchase of Additional Equity in Our Affiliates.    Under our agreements with our Affiliates, Affiliate managers have the conditional right to require us to purchase additional ownership interests in our Affiliates in certain circumstances. The price for these purchases may, in certain cases, be substantial and may result in us having more interest expense and less net income. These purchases will also result in our ownership of larger portions of our Affiliates, which may have an adverse effect on our cash flow and liquidity. In addition, in connection with these purchases, we may face the financing risks described above.

              Revolving Credit Facility.    We entered into an amended and restated credit agreement on August 17, 2004, which governs our new credit facility and allows us to borrow up to $390 million. Subject to the agreement of the lenders to increase their commitments, we have the option to borrow up to an additional $60 million under this facility. We have used our credit facilities in the past, and we may do so again in the future, to fund investments in new and existing Affiliates, and we also may use the credit facility for working capital purposes or to refinance other indebtedness. As of June 30, 2004, we had no debt outstanding under our former credit facility.

              Our credit facility matures in August 2007. While we intend to obtain a new credit facility prior to that time, we may not be able to obtain this financing on terms comparable to our current credit facility. Our failure to do so could increase our interest expense, decrease our net income and adversely affect our ability to fund new investments and otherwise use our credit facility as described above.

              We may borrow under our credit facility only if we continue to meet certain financial tests, including interest and leverage ratios. In addition, our credit facility contains provisions for the benefit of our lenders that restrict the manner in which we can conduct our business, that may adversely affect our ability to make investments in new and existing Affiliates and that may have an adverse impact on the interests of our stockholders.

              Because indebtedness under our credit facility bears interest at variable rates, in the event we have indebtedness outstanding under our credit facility, increases in interest rates may increase our interest expense, which could adversely affect our cash flow, our ability to meet our debt service obligations and our ability to fund future investments. Although from time to time we are party to interest rate hedging contracts designed to offset a portion of our exposure to interest rate fluctuations, we cannot be certain that this strategy will be effective.

              Short Term Loan.    We entered into a short term loan on August 30, 2004 with The Bank of New York pursuant to which we borrowed $51 million. We used the proceeds to refinance the purchase of certain of our outstanding senior notes due 2006, which were originally issued with our 2001 PRIDES and which were tendered to us in our recently completed tender offer. The short term loan matures on November 19, 2004, the settlement date for the forward purchase contracts component of the 2001 PRIDES, and is collateralized by a pledge of our interests in principal strips of U.S. Treasury securities that have been pledged by certain holders of 2001 PRIDES to secure their obligations under the forward purchase contracts.

We have substantial intangibles on our balance sheet, and any re-valuation of our intangibles could adversely affect our results of operations and financial position.

              At June 30, 2004, our total assets were approximately $1.7 billion, of which $1.2 billion (or approximately 71%) were intangible assets consisting of acquired client relationships and goodwill. We cannot be certain that we will ever realize the value of such intangible assets. We are amortizing, or writing off, acquired client relationships with definite lives over a weighted average period of 14 years.

              Historically, we have also amortized goodwill and indefinite-lived intangible assets but have ceased to do so as a result of accounting rule changes. Under Financial Accounting Standard No. 142 ("FAS 142"), "Goodwill and Other Intangible Assets," goodwill and other intangible assets that have indefinite lives are no longer amortized, but instead are tested for impairment using a fair value test, which may have the effect that companies that have intangible assets (including us) will incur impairment charges. Such a charge, if material, could have a material adverse effect on our operating results.

We and our Affiliates rely on certain key personnel and cannot guarantee their continued service.

              We depend on the efforts of our executive officers and our other officers and employees. Our executive officers, in particular, play an important role in the stability and growth of our existing Affiliates and in identifying potential investment opportunities for us. Our officers do not have employment agreements with us, although each of them has a significant equity interest in us, including stock options.

              In addition, our Affiliates depend heavily on the services of key principals, who in many cases have managed their firms for many years. These principals often are primarily responsible for their firm's investment decisions. Although we use a combination of economic incentives, transfer restrictions and, in some instances, non-solicitation agreements and employment agreements in an effort to retain key management personnel, there is no guarantee that these principals will remain with their firms. Moreover, since certain Affiliates contribute significantly to our revenue, the loss of key management personnel at these Affiliates could have a disproportionate impact on our business.

              The loss of key management personnel or an inability to attract, retain and motivate sufficient numbers of qualified management personnel may adversely affect our business and our Affiliates' businesses. The market for investment managers is extremely competitive and is increasingly characterized by the frequent movement of investment managers among different firms. In addition, since individual investment managers at our Affiliates often maintain a strong, personal relationship with their clients that is based on their clients' trust in the manager, the departure of a manager could cause the Affiliate to lose client accounts, which could have a material adverse effect on the results of operations and financial condition of both the Affiliate and us.

Our Affiliates' investment management contracts are subject to termination on short notice.

              Our Affiliates derive almost all of their revenue from their clients based upon their investment management contracts with those clients. These contracts are typically terminable by the client without penalty upon relatively short notice (typically not longer than 60 days). We cannot be certain that our Affiliates will be able to retain their existing clients or to attract new clients. If our Affiliates' clients withdraw a substantial amount of funds, it is likely to harm our results.

Our industry is highly competitive.

              Through our Affiliates, we compete with a broad range of investment managers, including public and private investment advisors, firms associated with securities broker-dealers, financial institutions, insurance companies and other entities that serve our three principal distribution channels, many of whom have greater resources. This competition may reduce the fees that our Affiliates can obtain for their services. We believe that our Affiliates' ability to compete effectively with other firms in our three distribution channels depends upon our Affiliates' products, investment performance and client-servicing capabilities, and the marketing and distribution of their investment products. Our Affiliates may not compare favorably with their competitors in any or all of these categories. From time to time, our Affiliates also compete with each other for clients.

              The market for acquisitions of interests in investment management firms is highly competitive. Many other public and private financial services companies, including commercial and investment banks, insurance companies and investment management firms, which have significantly greater resources than we do, also invest in or buy investment management firms. We cannot guarantee that we will be able to compete effectively with such companies, that new competitors will not enter the market or that such competition will not make it more difficult or not feasible for us to make new investments in investment management firms.

Our Affiliates' businesses are highly regulated.

              Many aspects of our Affiliates' businesses are subject to extensive regulation by various U.S. federal regulatory authorities, certain state regulatory authorities and non-U.S. regulatory authorities. We cannot ensure that our Affiliates will fulfill all applicable regulatory requirements. The failure of any Affiliate to satisfy regulatory requirements could subject that Affiliate to sanctions that might materially impact the Affiliate's business and our business. Moreover, any changes in laws or regulatory requirements, or the interpretation or application of such laws and regulatory requirements by regulatory authorities, could have a material adverse impact on our profitability and mode of operations.

              Additionally, certain of our Affiliates' businesses include the management of mutual funds, an industry which has recently become the subject of heightened regulatory scrutiny. The negative publicity caused by reports of "market timing" and late trading abuses, as well as other misconduct, has discouraged some investors from investing in mutual funds and could have an adverse effect on the equity markets in general. Furthermore, if we or any of our Affiliates were to be named as a subject of an investigation, the publicity of such investigation could have a material adverse effect on our stock price and financial condition even if we (or our Affiliates) were found not to have committed any violation of the securities laws or other misconduct.

Our Affiliates' autonomy limits our ability to alter their management practices and policies, and we may be held responsible for liabilities incurred by them.

              Although our agreements with our Affiliates typically give us the authority to control and/or vote with respect to certain of their business activities, most of our Affiliates manage their own day-to-day operations. Therefore, we are not directly involved in managing such day-to-day activities, including investment management policies and fee levels, product development, client relationships, compensation programs and compliance activities. As a consequence, our financial condition and results of operations may be adversely affected by problems stemming from the day-to-day operations of our Affiliates.

              Some of our Affiliates are partnerships of which we are, or an entity controlled by us is, the general partner. Consequently, to the extent that any of these Affiliates incurs liabilities or expenses that exceed its ability to pay for them, we may be directly or indirectly liable for their payment. In addition, with respect to each of our Affiliates, we may be held liable in some circumstances as a control person for the acts of the Affiliate or its employees. While we and our Affiliates maintain errors and omissions and general liability insurance in amounts believed to be adequate to cover certain potential liabilities, we cannot be certain that we will not have claims that exceed the limits of our available insurance coverage, that our insurers will remain solvent and will meet their obligations to provide coverage or that insurance coverage will continue to be available to us with sufficient limits and at a reasonable cost. A judgment against any of our Affiliates and/or us in excess of available insurance coverage could have a material adverse effect on the Affiliate and/or us.

Our Affiliates' international operations are subject to foreign risks, including political, regulatory, economic and currency risks.

              Some of our Affiliates operate or advise clients outside of the United States, and two affiliated investment management firms, DFD Select Group, N.V. and AMG Genesis LLC, are based outside the United States. Accordingly, we and our current and any prospective affiliated investment management firms that have foreign operations are subject to risks inherent in doing business internationally, in addition to the risks our business faces more generally, which risks may include changes in applicable laws and regulatory requirements, difficulties in staffing and managing foreign operations, longer payment cycles, difficulties in collecting investment advisory fees receivable, less stringent legal, regulatory and accounting regimes, political instability, fluctuations in currency exchange rates, expatriation controls, expropriation risks and potential adverse tax consequences. These or other foreign risks may have an adverse effect both on our Affiliates and on our consolidated business, financial condition and results of operations.

Risks Relating to the Offering

Settlement provisions contained in the forward sale agreement subject us to certain risks.

              The purchaser under the forward sale agreement will have the right to require us to settle the forward sale agreement on a date specified by the purchaser if, in its judgment, it is unable to hedge its exposure under the forward sale agreement because (1) it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under the forward sale agreement or (2) it is otherwise commercially impracticable because the cost to borrow the number of shares from lenders exceeds a certain borrowing cost unless we elect to bear the amount of such excess cost. In addition, if the closing sale price per share of our common stock is equal to or less than $8.00 per share (adjusted for stock splits, stock dividends and other similar events) on any trading day, the purchaser will have the right to require us to settle the forward sale agreement on a date specified by the purchaser. Also, the purchaser will have the right to require us to settle the forward sale agreement in certain other circumstances, including a declaration by us of certain dividends to our stockholders and in connection with certain merger or recapitalization events. The purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital.

              In the event that early settlement of the forward sale agreement is caused by the closing price of our common stock as described above, we will have the right to elect stock, cash or net stock settlement. In the event that early settlement of the forward sale agreement is caused (1) by the unavailability of stock borrowed as described above, we may, or (2) in connection with certain merger or recapitalization events as described above, we would, be required to settle by delivering shares of our common stock. In the event that we elect or are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would result in dilution to our earnings per share and return on equity.

              Except under the circumstances described above, we have the right to elect cash or net stock settlement under the forward sale agreement. If we elect cash or net stock settlement, we would expect the purchaser under the forward sale agreement or one of its affiliates to purchase in the open market the number of shares necessary, based upon the portion we have elected to so settle, to cover the shares of our common stock the purchaser has borrowed in connection with sales of our common stock under this prospectus supplement. If the market value of our common stock at the time of the purchases is above the forward price, we would pay the purchaser under the forward sale agreement an amount in cash or common stock equal to the difference. Any such difference could be significant. If the market value of our common stock at the time of the purchases is below the forward price, we would be paid the difference in cash or common stock by the purchaser under the forward sale agreement.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," intend," "estimate," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  potential investments in new or our existing investment management firms;

  •
  the availability of debt and equity financing to fund these investments;

  •
  future borrowings under our credit facility;

  •
  interest rates and hedging contracts;

  •
  the impact of new accounting policies;

  •
  our competition and our Affiliates' competition;

  •
  changing conditions in the financial and securities markets; and

  •
  general economic conditions.

              We cannot assure the future results or outcome of the matters described in any of those statements, which merely reflect our expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the "Risk Factors" section as well as the following:

  •
  changes in the securities or financial markets or in general economic conditions;

  •
  the failure to receive regular distributions from our Affiliates;

  •
  the availability of equity and debt financing;

  •
  competition for acquisitions of interests in investment management firms;

  •
  our ability to complete pending acquisitions; and

  •
  the investment performance of our Affiliates and their ability to effectively market their investment strategies.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause our actual results, performance or achievements to be materially different from anticipated future results, performance or achievements.

              We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

USE OF PROCEEDS

              We will not initially receive any proceeds from the sale of the shares of common stock pursuant to this prospectus supplement. We may receive proceeds from the sale of common stock upon settlement of the forward sale agreement within one year of the date of this prospectus supplement; in that event, we intend to use any net proceeds received by to fund potential investments in new investment management firms and for other general corporate purposes.

              Pursuant to the terms of the forward sale agreement, proceeds from the sale of shares of common stock thereunder will be paid to us on a settlement date or dates, to be specified at our discretion or otherwise under the forward sale agreement, within one year from the date of this prospectus supplement. Prior to settlement under the forward sale agreement, the underwriter or its affiliates will hold the proceeds of the sale of the shares of common stock sold under this prospectus supplement.

              Based on an initial forward price of $53.03 per share under the forward sale agreement, which price is subject to adjustment as described in "Underwriting," we estimate that the net proceeds that we may receive under the forward sale agreement upon settlement will be approximately $99,500,000, after taking into consideration all estimated fees and expenses associated with this transaction, including those incurred under the forward sale agreement.

              The purchaser under the forward sale agreement will have the right to require us to settle the forward sale agreement on a date specified by the purchaser if, in its judgment, it is unable to hedge its exposure under the forward sale agreement because (1) it is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us under the forward sale agreement or (2) it is otherwise commercially impracticable because the cost to borrow the number of shares from lenders exceeds a certain borrowing cost unless we elect to bear the amount of such excess cost. In addition, if the closing sale price per share of our common stock is equal to or less than $8.00 per share (adjusted for stock splits, stock dividends and other similar events) on any trading day, the purchaser will have the right to require us to settle the forward sale agreement on a date specified by the purchaser. Also, the purchaser will have the right to require us to settle the forward sale agreement in certain other circumstances, including a declaration by us of certain dividends to our stockholders and in connection with certain merger or recapitalization events.

              In the event that early settlement of the forward sale agreement is caused by the closing price of our common stock as described above, we will have the right to elect stock, cash or net stock settlement. In the event that early settlement of the forward sale agreement is caused (1) by the unavailability of stock borrowed as described above, we may, or (2) in connection with certain merger or recapitalization events as described above, we would, be required to settle by delivering shares of our common stock. In the event that we elect or are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would result in dilution to our earnings per share and return on equity.

              Except under the circumstances described above, we have the right to elect cash or net stock settlement under the forward sale agreement. If we elect cash or net stock settlement, we would expect the purchaser under the forward sale agreement or one of its affiliates to purchase in the open market the number of shares necessary, based upon the portion we have elected to so settle, to cover the shares of our common stock the purchaser has borrowed in connection with sales of our common stock under this prospectus supplement. If the market value of our common stock at the time of the purchases is above the forward price, we would pay the purchaser under the forward sale agreement an amount in cash or common stock equal to the difference. Any such difference could be significant. If the market value of our common stock at the time of the purchases is below the forward price, we would be paid the difference in cash or common stock by the purchaser under the forward sale agreement. See "Risk Factors—Risks Relating to the Offering—Settlement provisions contained in the forward sale agreement subject us to certain risks."

CAPITALIZATION

              The following table sets forth our unaudited capitalization as of June 30, 2004 on an actual basis and on an as adjusted basis to give effect to our receipt of the estimated net proceeds from the settlement of the forward sale agreement at the initial forward price as described in this prospectus supplement. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes in our most recent periodic reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. The information in the table set forth below does not reflect events subsequent to June 30, 2004, including those transactions described under the caption "Prospectus Supplement Summary—Recent Developments."

	June 30, 2004
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$344,672	$444,172

Senior convertible debt	$423,649	$423,649
Mandatory convertible securities	$530,000	$530,000

Total senior debt	$953,649	$953,649

Stockholders' equity:
Common stock	$353	$372
Additional paid-in-capital	377,767	477,248
Accumulated other comprehensive income	1,763	1,763
Retained earnings	344,062	344,062
Less treasury stock, at cost	(281,695)	(281,695)

Total stockholders' equity	$442,250	$541,750

Total capitalization	$1,395,899	$1,495,399

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

              Our common stock is listed and traded on the NYSE under the symbol "AMG." The following table sets forth, for the calendar quarters indicated the high and low closing prices per share as reported on the NYSE Composite Tape. All share and per share information has been adjusted to reflect the 3-for-2 stock split that occurred on March 29, 2004.

Period	High	Low
Fiscal year ended December 31, 2002:
First Quarter	$49.09	$43.70
Second Quarter	47.57	40.65
Third Quarter	41.79	27.01
Fourth Quarter	36.50	26.30
Fiscal year ended December 31, 2003:
First Quarter	$36.85	$24.67
Second Quarter	43.21	28.30
Third Quarter	45.90	40.33
Fourth Quarter	48.65	42.27
Fiscal year ended December 31, 2004:
First Quarter	$58.19	$46.51
Second Quarter	57.00	45.32
Third Quarter	54.40	43.35
Fourth Quarter (through October 12, 2004)	55.09	53.99

              On October 12, 2004, the last reported sale price of our common stock on the NYSE was $54.20. As of October 12, 2004, there were approximately 35 holders of record of our common stock.

              We have not declared a dividend with respect to the periods presented. We intend to retain earnings to finance investments in new Affiliates, repay indebtedness, pay interest and income taxes, repurchase our common stock when appropriate and develop our existing business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Our credit facility also prohibits us from making dividend payments to our stockholders.

UNDERWRITING

              We have entered into a forward sale agreement, dated the date of this prospectus supplement, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent, and Merrill Lynch International, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, as purchaser, relating to 1,885,726 shares of our common stock. The forward sale agreement provides for settlement on a settlement date or dates, as specified under the forward sale agreement, within one year from the date of this prospectus supplement, at an initial forward price of $53.03 per share. See "Risk Factors—Risks Related to the Offering—Settlement provisions contained in the forward sale agreement subject us to certain risks." The forward sale agreement provides that the forward sale price will be subject to adjustment upon the occurrence of certain events that have a diluting or concentrating effect on the value of our common stock. In connection with the forward sale agreement and pursuant to the terms of a pricing agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, will sell the shares of common stock offered by this prospectus supplement. Prior to settlement under the forward sale agreement, the underwriter or its affiliates will hold the proceeds of the sale of the shares of common stock sold under this prospectus supplement. The obligations of the purchaser under the forward sale agreement to purchase shares of common stock are subject to a number of conditions.

              The underwriter is offering the shares of common stock specified in the forward sale agreement, subject to the satisfaction of the conditions of the forward sale agreement. The underwriter and the purchaser reserve the right to waive any condition under the forward sale agreement. See "Use of Proceeds." The underwriting discounts to be received by the underwriter in connection with the offer and sale of the shares of common stock offered by this prospectus supplement will be the difference between the public offering price set forth on the cover page of this prospectus supplement and the amount paid to us under the forward sale agreement upon settlement thereof. After the initial public offering, the underwriter may change the public offering price.

              The shares of common stock offered by this prospectus supplement will be borrowed from stock lenders. The underwriter or the purchaser under the forward sale agreement will use the 1,885,726 shares of common stock received from us under the forward sale agreement to settle or close out such borrowings.

              We have agreed for a period of 60 days not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, shares of our common stock, securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, without the prior written consent of the underwriter. This restriction will not apply to: (i) shares of common stock issuable under the forward sale agreement, (ii) shares of common stock issuable upon the exercise of options or warrants outstanding on the date of this prospectus supplement, (iii) shares of common stock or options issuable in respect of employee benefit plans and our dividend reinvestment plan, (iv) shares of common stock issuable under any non-employee director stock option plan in effect on the date of this prospectus supplement, (v) shares of common stock issued as consideration for investments in or acquisitions of entities involved in the investment advisory or investment management activities or other financial services related business or (vi) shares of common stock issued in connection with the settlement of our 2001 PRIDES.

              We have agreed to indemnify the purchaser and certain of its affiliates against liabilities relating to this offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the purchaser and certain of its affiliates may be required to make.

              We estimate that the total expenses of this offering payable by us will be approximately $500,000.

              In the ordinary course of business, the underwriter and its affiliates have provided financial advisory, investment banking and general financing and banking services to us and certain of our affiliates for customary fees.

              In connection with the sale of any securities registered under the registration statement of which the accompanying prospectus is a part, the maximum underwriting discount or commission to be received by any member of the National Association of Securities Dealers, Inc. or any independent broker-dealer will be 8%.

LEGAL MATTERS

              Certain legal matters in connection with the offering of the common stock will be passed upon for us by Goodwin Procter LLP, Boston, Massachussetts and for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International by Sidley Austin Brown & Wood LLP, New York, New York.

EXPERTS

              The consolidated financial statements of Affiliated Managers Group, Inc. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Prospectus

AFFILIATED MANAGERS GROUP, INC.

$750,000,000
Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts and Stock Purchase Units

        This prospectus provides you with a general description of debt and equity securities that Affiliated Managers Group, Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "AMG."

December 10, 2001

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. Unless the context otherwise requires, all references to "we," "us," "our," "our company," "Affiliated Managers Group," or similar expressions in this prospectus refer to Affiliated Managers Group, Inc., a Delaware corporation, and not its affiliates or other subsidiaries.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (NYSE), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

        We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See "Description of Preferred Stock" and "Description of Common Stock." We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to: Affiliated Managers Group, Inc., Two International Place, 23rd Floor, Boston, Massachusetts 02110, Attention: Darrell W. Crate—Executive Vice President, Chief Financial Officer and Treasurer.

        The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

SEC Filings (File No. 001-13459)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2000
Current Report on Form 8-K	May 4, 2001
Quarterly Report on Form 10-Q	Quarter ended March 31, 2001
Quarterly Report on Form 10-Q	Quarter ended June 30, 2001
Current Report on Form 8-K	August 20, 2001
Current Report on Form 8-K	August 20, 2001
Current Report on Form 8-K	September 20, 2001
Quarterly Report on Form 10-Q	Quarter ended September 30, 2001
Current Report on Form 8-K	November 15, 2001
Current Report on Form 8-K	November 15, 2001

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Affiliated Managers Group, Inc., Two International Place, 23rd Floor, Boston, Massachusetts 02110, Attention: Darrell W. Crate—Executive Vice President, Chief Financial Officer and Treasurer. Our telephone number is (617) 747-3300.

        This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Forward-looking Statements

        This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  potential investment in additional investment management firms;

  •
  the availability of debt and equity financing to fund investments in firms;

  •
  future borrowing under our credit facility;

  •
  interest rates and hedging contracts;

  •
  the impact of new accounting policies;

  •
  our competition and our Affiliates' competition;

  •
  changing conditions in the financial and securities markets; and

  •
  general economic conditions.

        We cannot assure the future results or outcome of the matters described in any of those statements, which merely reflect our expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to the following:

  •
  changes in the securities or financial markets or in general economic conditions;

  •
  the availability of equity and debt financing;

  •
  competition for acquisitions of interests in investment management firms;

  •
  our ability to complete pending acquisitions; and

  •
  the investment performance of our Affiliates and their ability to effectively market their investment strategies.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

About Affiliated Managers Group, Inc.

        Affiliated Managers Group is an asset management company that addresses the succession and transition issues facing the principals of growing mid-sized investment management firms. Our strategy is to generate growth through the internal growth of our existing Affiliates, as well as through investments in new Affiliates. Our transaction structure allows individual members of each Affiliate's management team to retain significant direct ownership in their firm while maintaining operating autonomy. In addition, we provide centralized assistance to our Affiliates in strategic matters, marketing, distribution, product development and operations. Pro forma for our recent investments in Friess Associates, LLC and Welch & Forbes, LLC, our affiliated investment management firms in the aggregate managed over $75 billion in assets at September 30, 2001. For more information regarding Affiliated Managers Group and our Affiliates, see "Where You Can Find More Information."

Ratios of Earnings to Fixed Charges

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30, 2001		Year Ended December 31, 2000		Year Ended December 31, 1999		Year Ended December 31, 1998		Year Ended December 31, 1997		Year Ended December 31, 1996
Ratios	8.8	x	9.3	x	15.4	x	6.1	x	2.5	x	2.3	x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

How We Intend to Use the Proceeds

        We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

  •
  the repayment of debt;

  •
  the possible repurchase of our common stock;

  •
  the financing of potential investments;

  •
  working capital; and

  •
  other purposes as mentioned in any prospectus supplement.

        Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

        Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

Description of the Debt Securities

        This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the "senior indenture." Any subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinated indenture" and to a trustee under any senior or subordinated indenture as the "trustee." The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures, but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

  •
  provide that the debt securities will be unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "Description of the Debt Securities—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued, expressed as a percentage of the principal;

  •
  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest will be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

  •
  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

  •
  where the debt securities may be surrendered for registration of transfer or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  the name of the applicable trustee and the nature of any material relationship with us or any of our Affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        Except as described under "Description of the Debt Securities—Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our Affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither the Delaware General Corporation Law nor our governing instruments define the term "substantially all" as it relates to the sale of assets. Additionally, Delaware cases interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, interest, registration and transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, consolidation or sale of assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in each indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

Covenants

        Existence.    Except as permitted under "Description of the Debt Securities—Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Payment of taxes and other claims.    The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent all taxes, assessments and governmental charges levied or imposed on us, our Affiliates or our Affiliates' income, profits or property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indentures require us, within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, (1) to mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act, and (2) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

        Additional covenants.    The applicable prospectus supplement will set forth any additional covenants of Affiliated Managers Group relating to any series of debt securities.

Events of default, notice and waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

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  default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

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  default in making any sinking fund payment as required for any debt security of such series;

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  default in the performance or breach of any other covenant or warranty of Affiliated Managers Group contained in the indenture continuing for 60 days after written notice to us as provided in the applicable indenture;

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  (1) a default under any bond, debenture or note having an aggregate principal amount of at least $30,000,000; or

    (2) a default under any indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our Affiliates in an aggregate principal amount of at least $30,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Affiliated Managers Group or any of our Affiliates which is considered a significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

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  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture;

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  may involve the trustee in personal liability; or

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  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

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  to establish the form or terms of debt securities of any series;

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  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Affiliated Managers Group and our subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed:

  •
  indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

  •
  indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

  •
  our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

  •
  any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment.

        In each case, the following will not be Senior Debt:

  •
  any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

  •
  any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

  •
  the subordinated securities.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, defeasance and covenant defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

  •
  either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

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  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

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  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

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  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium (or make-whole amount) and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "Description of the Debt Securities—Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "Description of the Debt Securities—Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

Description of Preferred Stock

        The following is a description of the material terms and provisions of our preferred stock. It may not contain all of the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our preferred stock.

General

        Under our charter, we are authorized to issue 5,000,000 shares of preferred stock, par value $.01 per share, all of which is currently undesignated. As of December 3, 2001, no shares of preferred stock were issued and outstanding.

        Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our charter to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Delaware law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

Terms

        You should refer to the prospectus supplement relating to the offering of a series of preferred stock for the specific terms of that series, including:

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  the distinctive serial designation and the number of shares constituting such series;

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  the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

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  the voting powers, full or limited, if any, of the shares of such series;

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  whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

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  the amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the company;

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  whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

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  whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the company and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

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  the price or other consideration for which the shares of such series shall be issued;

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  whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

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  such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors may deem advisable.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up of our affairs, rank:

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  senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of the preferred stock of each series will be entitled to receive cash dividends when, as and if declared by our board of directors. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as fixed by our board of directors.

        Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our capital stock ranking, as to dividends, on parity with or junior to the preferred stock of such series for any period unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred stock that rank on parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bears in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that does not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

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  such series of preferred stock has a cumulative dividend, and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

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  such series of preferred stock does not have a cumulative dividend, and we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period, we will not: (1) declare, pay or set aside funds to pay dividends or declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends or upon liquidation; (2) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends; nor (3) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily convert into the applicable shares of our capital stock under the conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend periods; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock for the current dividend period.

        However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of such series simultaneously.

        In addition, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) in accordance with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series to be redeemed;

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  the redemption price;

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  the place or places where certificates are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date upon which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our assets or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting rights

        Holders of preferred stock will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our charter or the amendment to our charter designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion rights

        The terms and conditions upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating to the offering of such series of preferred stock. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer agent

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws before you purchase any shares of our common stock.

General

        Under our charter, we have authority to issue 80,000,000 shares of common stock, par value $.01 per share, and 3,000,000 shares of Class B common stock, par value $.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 3, 2001, we had 22,201,453 shares of common stock, and no shares of Class B common stock, respectively, issued and outstanding. Our common stock is listed on the NYSE under the symbol "AMG."

Dividends

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B common stock will be entitled to receive dividends out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors, with each share of common stock and each share of Class B common stock sharing equally in such dividends with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible. If dividends are declared which are payable in shares of common stock or shares of Class B common stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of common stock shall be payable to the holders of shares of common stock, and the dividends payable in shares of Class B common stock shall be payable to the holders of shares of Class B common stock.

Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

        To the extent the holders of Class B common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Liquidation/dissolution rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible.

Other rights

        Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the limited conversion rights afforded to the holders of our Class B common stock which are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or bylaw, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, shall be required.

Rights of Class B Common Stock

        The holders of our Class B common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B common stock do not have any voting rights other than those which may be provided by applicable law. Each share of Class B common stock is convertible, at the option of the holder, into one share of common stock if such share of Class B common stock is to be distributed, disposed of or sold by the holder in connection with any sale; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

Transfer Agent

        The transfer agent and registrar for the common stock is Mellon Investor Services.

Description of the Stock Purchase Contracts
and the Stock Purchase Units

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

        The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

  •
  our debt securities; or

  •
  debt obligations of third parties, including U.S. Treasury securities;

securing the holders' obligations to purchase the common stock under the stock purchase contracts.

        The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, the prepaid securities and the document contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

How We Plan to Offer and Sell the Securities

        We may sell the securities in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

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  to dealers;

  •
  through underwriting syndicates led by one or more managing underwriters; and

  •
  through one or more underwriters acting alone.

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

        In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

  •
  identify any such underwriter or agent;

  •
  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

  •
  identify the amounts underwritten; and

  •
  identify the nature of the underwriter's obligation to take the securities.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred stock.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Experts

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K, for the year ended December 31, 2000, have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Legal Opinions

        The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

1,885,726 Shares

Affiliated Managers Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

October 13, 2004

QuickLinks

TABLE OF CONTENTS
Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUPPLEMENT SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
UNDERWRITING
LEGAL MATTERS
EXPERTS
About this Prospectus
Where You Can Find More Information
Forward-looking Statements
About Affiliated Managers Group, Inc.
Ratios of Earnings to Fixed Charges
How We Intend to Use the Proceeds
Description of the Debt Securities
Description of Preferred Stock
Description of Common Stock
Description of the Stock Purchase Contracts and the Stock Purchase Units
How We Plan to Offer and Sell the Securities
Experts
Legal Opinions